Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

April 27, 2015
FOR IMMEDIATE RELEASE
Company Contact
Jacqueline E. Burwitz
Vice President,
Investor Relations
314-985-2169

ENERGIZER HOLDINGS AND EDGEWELL PERSONAL CARE
ANNOUNCE COMPOSITION OF NEW BOARDS OF DIRECTORS

Industry Veterans to Provide Oversight and Leadership,
Positioning both Companies to Deliver Value for Shareholders, Customers and Consumers

St. Louis, April 27, 2015 - Energizer Holdings, Inc. (NYSE: ENR) (“Energizer”) today announced the composition of the Boards of Directors for future Energizer Holdings, Inc. and Edgewell Personal Care Company following completion of the previously announced tax-free separation of the Household Products and Personal Care businesses, which is expected to be finalized by July 1, 2015.

The new Energizer Board of Directors will comprise ten directors, nine of whom will be independent:

•	J. Patrick Mulcahy, Chairman of the Board

•	Alan Hoskins, Chief Executive Officer of future Energizer Holdings, Inc.

•	Bill Armstrong

•	Cynthia Brinkley

•	Kevin Hunt

•	James Johnson

•	John Klein

•	W. Patrick McGinnis

•	Patrick Moore

•	John Roberts

“The new Energizer Board is a strong composition of independence and continuity to guide the company through its next chapter of success,” said Pat Mulcahy, Chairman of the Energizer Board of Directors. “Our directors have proven track records in areas critical to Energizer’s future, including consumer products, finance and global operations. The Board and our management team will work tirelessly to build upon Energizer’s legacy and leading market positions as they seek to drive enhanced returns and deliver long-term value for our shareholders, customers and consumers.”

The Edgewell Personal Care Board of Directors will comprise eight directors, six of whom will be independent:

•	Ward Klein, Executive Chairman of the Board

•	David Hatfield, Chief Executive Officer of Edgewell Personal Care Company

•	Daniel Heinrich

•	Carla Hendra

•	R. David Hoover

•	John Hunter III

•	James Johnson

•	Rakesh Sachdev

“The announcement of the Boards of Directors for Energizer and Edgewell is an exciting and important milestone as we move closer to completing our separation into two leading publicly-traded consumer companies,” said Ward Klein, CEO of Energizer and future Executive Chairman of the Edgewell Personal Care Board of Directors. “Edgewell will benefit from the expertise of our continuing Board members as well as the fresh perspectives that our new directors will bring. Edgewell’s Board is composed of outstanding professionals who are committed to working with the management team to innovate across categories and advance Edgewell’s leading brands to continue to deliver value for our shareholders.”

Individual Biographies

The following are brief biographies of individuals who will serve on the new Energizer Board of Directors:

•	J. Patrick Mulcahy, Chairman of the Board
Mr. Mulcahy has served as Chairman of the Board of Energizer Holdings, Inc. since 2007. He served as Vice Chairman of the Board from January 2005 to January 2007. Prior to that time, he served as Chief Executive Officer, Energizer Holdings, Inc. from 2000 to 2005, and as Chairman of the Board and Chief Executive Officer of Eveready Battery Company, Inc. from 1987 until his retirement in 2005. He is also a director of Hanesbrands Inc. and was formerly a director of Ralcorp Holdings, Inc. and Solutia, Inc.

•	Alan Hoskins, Chief Executive Officer
As Chief Executive Officer of the Household Products business, Mr. Hoskins brings a wealth of global and cross-functional experience to lead the organization post-separation. During his 32 years of service with the Company, Mr. Hoskins has held a number of senior leadership positions prior to his existing role as President and Chief Executive Officer of the household products division, most recently as Vice President, Asia-Pacific, Africa and Middle East during 2007 to 2012.

•	Bill Armstrong
Mr. Armstrong is a private equity investor and a former director of Ralcorp Holdings, Inc.
From 2001 to 2004, Mr. Armstrong served as Executive Vice President and Chief Operating Officer at Cargill Animal Nutrition. Prior to his employment with Cargill, Mr. Armstrong served as Chief Operating Officer of Agribrands International, Inc., an international agricultural products business, and as Executive Vice President of Operations of the international agricultural products business of Ralston Purina Company. He also served as managing director of Ralston’s Philippine operations, and during his tenure there, was a director of the American Chamber of Commerce. Mr. Armstrong is a former director of Ralcorp Holdings, Inc.

•	Cynthia Brinkley
Ms. Brinkley is currently Executive Vice President for International Operations and Business Integration for Centene Corporation. Prior to joining Centene in 2014, Ms. Brinkley was Vice President of Global Human Resources for General Motors from 2011 to 2013. Prior to GM, she was Senior Vice President of Talent Development and Chief Diversity Officer for AT&T from 2008 to 2011. Ms. Brinkley worked for SBC Communications from 1986 to 2008, lastly as President of SBC / AT&T Missouri, while SBC Communications acquired AT&T. She is currently Chair of the National Oasis Institute.

•	Kevin Hunt
Mr. Hunt was appointed Chief Executive Officer and President of Ralcorp Holdings in 2012. Mr. Hunt previously served as Co-Chief Executive Officer and President of Ralcorp Holdings from 2003 to 2011 and Corporate Vice President from 1995 to 2003. Prior to joining Ralcorp Holdings, he was Director of

Strategic Planning for Ralston Purina and before that, he was employed in various roles in international and domestic markets and general management by American Home Products Corporation. Mr. Hunt serves as an Advisory Director for Berkshire Partners and is a Director of the Clearwater Paper Corporation Board.

•	James Johnson
Mr. Johnson served as General Counsel of Loop Capital Markets LLC from November 2010 until his retirement in January 2014. From 1998 to 2009, Mr. Johnson served in a number of positions at The Boeing Company, an aerospace and defense firm, including Vice President, Corporate Secretary and Assistant General Counsel from 2003 until 2007, and Vice President and Assistant General Counsel, Commercial Airplanes from 2007 to his retirement in March 2009. He is also a director of Ameren Corporation and Hanesbrands Inc.

•	John Klein
Mr. Klein served as President of Randolph College from 2007 to 2013. Previously, Mr. Klein served as Executive Vice Chancellor for Administration, Washington University in St. Louis from 2004 to 2007. From 1985 to 2003, Mr. Klein served as President and Chief Executive Officer, Bunge North America, Inc. Prior to his appointment as CEO, he served in various senior executive positions for Bunge North America and, earlier in his career, in a variety of positions internationally for Bunge, Ltd. Mr. Klein earned a law degree and practiced law in New York City for several years before joining Bunge Ltd. He is a former director of Embrex, Inc.

•	W. Patrick McGinnis
Mr. McGinnis served as Chief Executive Officer and President of Nestlé Purina PetCare Company from 2001 through January 1, 2015. From 1980 to 1999, he served various roles of increasing responsibility at Ralston Purina Company, including President and Chief Executive Officer. Mr. McGinnis serves on the Board of Brown Shoe Company, Inc.

•	Patrick Moore
Mr. Moore currently serves as President and Chief Executive Officer of PJM Advisors, LLC, a private equity investment and advisory firm. Prior to PJM, Mr. Moore served as Chairman and Chief Executive Officer of Smurfit-Stone Container Corporation from 2002 to 2011. He previously held positions in corporate lending, international banking and corporate administration at Continental Bank in Chicago. He serves on the North American Review Board of American Air Liquide Holdings, Inc. and on the Board of Archer Daniels Midland Company.

•	John Roberts
Mr. Roberts has been a Director of Energizer Holdings Inc. since 2003. He served as Executive Director of Civic Progress St. Louis from 2001 to 2006. Mr. Roberts served as a Managing Partner of Mid-South Region at Arthur Andersen LLP from 1993 to1998. He serves as a Director of Centene Corp. Mr. Roberts is also a member of the American Institute of Certified Public Accountants and formerly served on the Board of Regions Financial Corporation.

The following are brief biographies of those individuals who will serve on the Edgewell Personal Care Company Board of Directors:

•	Ward Klein, Executive Chairman of the Board
Mr. Klein has served as Chief Executive Officer, Energizer Holdings, Inc. since 2005. He previously served as President and Chief Operating Officer from 2004 to 2005, as President, International from 2002 to 2004, and as Vice President, Asia Pacific and Latin America from 2000 to 2002. He is also lead independent director of Brown Shoe Company, Inc. and Chairman of Civic Progress St. Louis. He is a former director of AmerUs Group Co. and formerly served as Chairman on the Board of Directors of the Federal Reserve Bank of St. Louis.

•	David Hatfield, Chief Executive Officer
Mr. Hatfield will lead Edgewell as Chief Executive Officer. Mr. Hatfield has served as President and CEO of Schick-Wilkinson Sword and Energizer Personal Care since April 2007. He previously served in a variety of marketing roles in Energizer’s Household Products business, including Executive Vice President and Chief Marketing Officer from 2004 to 2007, Vice President, North America and Global Marketing from 1999 to 2004 and Vice President of Marketing, Europe from 1997 to 1999. Before 1997, he held several notable roles including Director of Marketing, U.S., Director of Marketing, Latin America, and Advertising Manager during the launch of the Energizer Bunny®. He joined the company in 1988.

•	Daniel Heinrich
Mr. Heinrich served as Executive Vice President and Chief Financial Officer of The Clorox Company from 2009 to 2011 and as Senior Vice President and Chief Financial Officer from 2003 to 2009. Earlier in his career, he was Vice President, Controller and Chief Accounting Officer of The Clorox Company. Prior to his employment with The Clorox Company, he was Senior Vice President and Treasurer of Transamerica Finance Corporation. He began his career at Ernst & Young LLP where he spent more than eight years in both audit and tax roles. Mr. Heinrich is a director of ARAMARK Holdings Corporation.

•	Carla Hendra
Ms. Hendra served as President of OgilvyOne North America, Co-Chief Executive Officer of Ogilvy & Mather North America, and Chairman of Ogilvy New York between 1998 to 2009. In 2010, she became founding Chairman of OgilvyRED. Prior to joining Ogilvy in 1996, she was an Executive Vice President of Grey Direct, a division of Grey Advertising, from 1992 to 1996. She joined CRM agency Barry Blau & Partners in 1981, where she was General Manager until 1992. Ms. Hendra began her career at JAG, a fashion retailer/wholesaler in sales and marketing. Ms. Hendra is also a Board member of Brown Shoe Company and a member of the advisory Board of Reye Partners, LLC.

•	R. David Hoover
Mr. Hoover served as Chairman of Ball Corporation from January 2011 to April 2013. He served as the Chairman and Chief Executive Officer of Ball Corporation from 2010 to 2011; Chairman, President and Chief Executive Officer from 2002 to 2010 and President and Chief Executive Officer from 2001 to 2002. He is currently a director of Ball Corporation, Eli Lilly and Company and Steelcase, Inc. and was formerly a director of Qwest Communications International, Inc. Mr. Hoover began his employment at Ball Corporation in 1970, and has served in numerous finance and administration, treasury and operational capacities during his tenure, including service as chief financial officer, chief operating officer and chief executive officer.

•	John Hunter III
John C. Hunter, III most recently served as Chairman, President and Chief Executive Officer of Solutia. He began his career in 1969 with Monsanto Company, and for the next three decades held positions of increasing responsibility in areas such as engineering, sales, and management. He was appointed Vice President and General Manager, Asia Pacific, for the Specialty Chemicals Division of Monsanto Chemical Company in 1989, and Vice President and General Manager, Fibers Division and Asia-Pacific for the Chemicals Group, an operating unit of Monsanto Company, in 1993. Mr. Hunter became President of the Fibers Business Unit in 1995. He serves as a director on the Board of KMG Chemicals, Inc. and formerly served as a Board member of Hercules, Inc.

•	James Johnson
Mr. Johnson served as General Counsel of Loop Capital Markets LLC from November 2010 until his retirement in January 2014. From 1998 to 2009, Mr. Johnson served in a number of positions at The Boeing Company, an aerospace and defense firm, including Vice President, Corporate Secretary and Assistant General Counsel from 2003 until 2007, and Vice President and Assistant General Counsel, Commercial Airplanes from 2007 to his retirement in March 2009. He is also a director of Ameren Corporation and Hanesbrands Inc.

•	Rakesh Sachdev
Mr. Sachdev serves as President and Chief Executive Officer of Sigma-Aldrich, which he joined in 2008 as Chief Financial Officer and Chief Administrative Officer. Prior to joining Sigma-Aldrich, he served as Senior Vice President and President of Asia Pacific for ArvinMeritor, Inc. Mr. Sachdev joined ArvinMeritor in 1999 after more than 18 years of senior management experience with Cummins Engine Company. He also serves on the Board of Regal Beloit Corporation.

About Energizer:

Energizer Holdings, Inc. is a consumer goods company operating globally in the broad categories of personal care and household products. The Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories with well-established brand names such as Schick® and Wilkinson Sword® men's and women's shaving systems and disposable razors; Edge® and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Playtex® infant feeding, Diaper Genie® and gloves; Banana Boat® and Hawaiian Tropic® sun care products; and Wet Ones® moist wipes. The Household Products Division offers consumers a broad range of household and specialty batteries and portable lighting products, anchored by the universally recognized Energizer® and Eveready® brands. The company markets its products throughout most of the world. Energizer Holdings, Inc. is traded on the NYSE under the ticker symbol ENR.

On April 30, 2014, Energizer Holdings announced plans to divide and create two independent, publicly traded companies:

New Household Products (to be named Energizer Holdings, Inc.), a leading consumer products company with annual revenue of approximately $1.8 billion in the fiscal year ending September 30, 2014, offering strong margins and significant cash flows anchored by its two globally recognized battery brands.

New Personal Care (to be Edgewell Personal Care Company): a leading pure-play personal care company with annual revenue of approximately $2.6 billion in the fiscal year ending September 30, 2014, offering top-line growth and capital return through a large portfolio of global brands with #1 or #2 positions in their categories.

Forward-Looking Statements:

This press release contains both historical and forward-looking statements. Words, and variations of words such as "planned," "will," "expected," and similar expressions are intended to identify our forward-looking statements, including but not limited to our plan to create two independent public companies; timing of separation, and expectations for each new company. These forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by these statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	Whether the separation of the Household Products and Personal Care businesses is completed, as expected or at all, and the timing of any such separation;

•	Whether the conditions to the separation can be satisfied;

•	Whether the operational, marketing and strategic benefits of the separation can be achieved;

•	Whether the costs and expenses of the separation can be controlled within expectations;

•	General market and economic conditions;

•	Market trends in the categories in which we operate;

•	The success of new products and the ability to continually develop and market new products;

•	Our ability to attract, retain and improve distribution with key customers;

•	Our ability to continue planned advertising and other promotional spending;

•
Our ability to timely execute strategic initiatives, including restructurings, in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations;

•	The impact of strategic initiatives, including the planned separation as well as restructurings, on our relationships with employees, customers and vendors;

•	Our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure;

•	Our ability to improve operations and realize cost savings;

•	The impact of foreign currency exchange rates and currency controls, as well as offsetting hedges;

•	The impact of raw material and other commodity costs;

•	Goodwill impairment charges resulting from declines in profitability or estimated cash flows related to intangible assets or market valuations for similar assets;

•	Costs and reputational damage associated with cyber-attacks or information security breaches;

•	Our ability to acquire and integrate businesses, and to realize the projected results of acquisitions;

•	The impact of advertising and product liability claims and other litigation;

•	Compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our existing and any future debt; or

•	The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in Energizer's publicly filed documents, including its annual report on Form 10-K for the year ended September 30, 2014 and our quarterly report on Form 10-Q for the period ending December 31, 2014.